UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 15, 2015

LAWSON PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-10546	36-2229304
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8770 W. Bryn Mawr Ave., Suite 900, Chicago, Illinois	60631
(Address of principal executive offices)	(Zip Code)

(Registrant's telephone number, including area code)	(773) 304-5050

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2015, Lawson Products, Inc. (the "Company") filed a Current Report on Form 8-K with the Securities and Exchange Commission disclosing that the Company and Allen D. Jacobson had agreed that effective September 30, 2015, his employment as Senior Vice President, Sales would terminate. On September 15, 2015, the Company and Mr. Jacobson entered into a Confidential Separation Agreement and General Release ("Agreement") establishing the terms under which his employment with the Company will terminate .

Under the terms of the Agreement, as of the September 30, 2015, Mr. Jacobson will be entitled to receive (i) one full year of his base salary to be paid in 24 semi-monthly payments (ii) a pro-rata portion of his outstanding unvested equity awards (iii) a payment of $50,000 under the Company's 2015 annual incentive plan and (iv) other benefits as more fully described in the Agreement. A copy of the Agreement is attached to, and is incorporated by reference into, this Current Report on Form 8-K as Exhibit 99.1. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

99.1    Confidential Separation Agreement and General Release dated September 15, 2015, between Lawson Products, Inc. and Allen D. Jacobson.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAWSON PRODUCTS, INC.
(Registrant)

Date:	September 21, 2015	By: /s/ Neil E. Jenkins
Name:Neil E. Jenkins
Title: Executive Vice President, Secretary, General Counsel and Chief Compliance Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Confidential Separation Agreement and General Release dated September 15, 2015, between Lawson Products, Inc. and Allen D. Jacobson.